Exhibit 99.2

TERMS OF THE TRANSACTION
•	Watson will acquire 100 percent of the common stock of Andrx Corporation in an all-cash transaction at a value of approximately $1.9 billion.

•	For each share of Andrx common stock, Andrx stockholders will receive $25.00.

•	The transaction will be financed with Watson and Andrx’s cash reserves and through bank financing.

•	The merger has been unanimously approved by the boards of directors of Watson and Andrx. Andrx stockholders also must approve the merger. The approval of Watson’s stockholders is not required to complete the merger.

•	The merger is currently expected to close within six months, but is subject to the satisfaction of customary closing conditions, including receipt of applicable governmental approvals and no material adverse effect having occurred in respect of Andrx.
KEY BENEFITS OF THE ACQUISITION
•	Watson’s acquisition of Andrx is an excellent strategic fit, complementing and maximizing the strengths of both organizations.

•	The combination of Watson and Andrx would create one of the largest generic pharmaceutical companies in the U.S.
•	Andrx’s controlled-release products complement and broaden Watson’s product portfolio and creates the third largest specialty pharmaceutical company in the U.S based on total prescriptions dispensed.
•	Andrx’s valuable product portfolio, specialized drug delivery technologies and solid pipeline of difficult-to-replicate generic products represent opportunities for growth and complement Watson’s generic product portfolio.
•	Anda, Andrx’s generic distribution business, will be managed as an independent division and has the opportunity to take advantage of growth in generic product launches in the future.
•	As the fourth largest distributor of generic products, Anda provides consistent, steady growth in revenue and cash flows.
•	Accretive to 2007 earnings
•	Based on historical revenues, the combined company will have expected 2007 revenues of $2.8 billion.

•	Strong revenue potential can fuel additional product development.
•	Watson will continue to have the flexibility and financial resources to build its brand business through internal product development and product in-licensing.
FOR CUSTOMERS
•	Andrx’s marketed products and pipeline are additive and complementary to Watson’s existing portfolio and create expanded opportunities for difficult-to-replicate products.
•	On a combined basis, Watson will have over 60 ANDAs pending at FDA, including additional First-to-File opportunities.
•	Watson recognizes the loyalty and value of its relationships with existing wholesale and distribution customers. As such, Andrx’s Anda business will be operated and managed independent of Watson’s generic business.
FOR INVESTORS
•	Watson will have three operating divisions following the close of the transaction: brands, generics and distribution.

•	Watson anticipates that there will be synergies the first year following closing. Areas with likely synergies include sales, general and administration areas.

•	Watson expects operating cash flow from the combined company to provide the flexibility it needs to continue investing and growing both the brand and generic businesses.
Cautionary Language Concerning Forward-Looking Statements
This document contains “forward-looking statements” within the meaning of the Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Watson and Andrx expect, believe or anticipate will or may occur in the future are forward-looking statements, including the expected benefits of the merger of the two companies, the financial performance of the combined company, the year in which the transaction is expected to be accretive and the anticipated closing date of the merger. These statements are based on certain assumptions made by Watson and Andrx based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Watson and Andrx. Any such projections or statements include the current views of Watson and Andrx with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such results will be achieved. There are a number of important factors that could cause actual results to differ materially from those projected, including the anticipated size of the markets for the companies’ products; the availability of product supply; the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the merger); the ability to realize the anticipated synergies and benefits of the merger; the ability to timely and cost-effectively integrate Watson’s and Andrx’s operations; access to available and feasible financing (including financing for the merger) on a timely basis; the risks and uncertainties normally incident to the pharmaceutical industry, including product liability claims; dependence on sales of key products; the uncertainty of future financial results and fluctuations in operating results; the timing and success of new product development by Watson and Andrx or third parties; competitive product introductions; the risks of pending or future litigation or government investigations; and other risks described from time to time in Watson’s and Andrx’s Securities and Exchange Commission (“SEC”) filings including Watson’s Annual Report on Form 10-K for the year ended December 31, 2005 and Andrx’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, respectively. Watson and Andrx disclaim any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

Additional Information about the Transaction and Where to Find It
     In connection with the merger, Watson and Andrx intend to file relevant materials with the SEC, including a proxy statement by Andrx. Investors and security holders of Watson and Andrx are urged to read Andrx’s proxy statement when it becomes available because it will contain important information about Watson, Andrx and the merger. The proxy statement and other relevant materials (when they become available), and any other documents filed by Watson and Andrx with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Watson by directing a written request to: Watson Pharmaceuticals, Inc. 311 Bonnie Circle, Corona, California 92880, Attention: Investor Relations, or Andrx, 8151 Peters Road, Plantation, Florida 33324, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.
Participants in Solicitation
     Andrx and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Andrx in favor of the proposed merger. Information regarding the persons who may be considered “participants” in the solicitation of proxies will be set forth in Andrx’s proxy statement when it is filed with the SEC. Information regarding Andrx’s directors and executive officers is available in Andrx’s proxy statement for its 2005 annual meeting of stockholders, while was filed with the SEC on April 19, 2005.